EXHIBIT 24.1

                                     GREENBERGER & FORMAN
                                       ATTORNEYS AT LAW

                                  1370 Avenue of the Americas
                                 New York, New York 10019-4602
                                            -------
                                  TELEPHONE:   (212) 7574001
                                  TELECOPIER : (212) 757-4053


                                                          September 11, 1997


Securities and Exchange Commission
450 Fifth Street Northwest
Washington, D.C.  20549

               Re:    S.E.C. Registration Statement
                      on Form S-8 of 65,000 Shares
                      of Common Stock of Enhanced Services Company, Inc. COMMISSION FILE NO. 0-24256

Ladies and Gentlemen:

               We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, DC, pursuant to the Securities Act of 1933, as amended, by Enhanced Services Company, Inc., a Colorado corporation, in connection with its offering of up to 65,000 shares of its common stock which may be issued pursuant to the Warrants granted under the Creative Business Strategies, Inc. 1997 Consultant and Warrant Compensation Agreement, as more fully described in such Registration Statement.

               We further consent to the reference in such Registration Statement to our having given such opinion.

                                                          Very truly yours,

                                                          GREENBERGER & FORMAN


                                                     By:

                                                          Joseph Greenberger